UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

SMG INDIUM RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Ave., 16th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 984-0635

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

SMG Indium Resources Ltd. (the "Company") held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 24, 2014. The proposals submitted by the Board of Directors (the “Board”) to a vote of stockholders, and the final results of the voting on each proposal, are noted below.

Proposal No. 1 — Election of Directors

The following nominees were elected by stockholders to serve on the Company’s Board for a term of one year each:

Nominees	For	Withhold	Broker Non-Votes
Ailon Z. Grushkin	5,651,910	71,084	975,782
William C. Martin	5,651,910	71,084	975,782
Fred Arena	5,651,910	71,084	975,782
Allan J. Young	5,651,910	71,084	975,782
Frederick C. Wasch	5,651,910	71,084	975,782

Proposal No. 2 — Advisory Vote on Compensation of Named Executive Officers

The stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s proxy statement for the 2014 Annual Meeting. The result of the advisory vote is set forth below:

For	Against	Abstain	Broker Non-Votes
5,606,542	116,452	0	975,782

Proposal No. 3 — Advisory Vote on Frequency of Advisory Vote on Compensation of Named Executive Officers

The stockholders approved, on an advisory basis, an advisory vote on the compensation of the Company’s named executive officers every three years. The result of the advisory vote on the frequency of future advisory votes on the compensation of named executive officers is set forth below:

1 Year	2 Years	3 Years	Broker Non-Votes
15,728	102,196	5,002,870	975,782

In accordance with the results of the advisory vote, the Board has determined that the Company will hold an advisory vote on the compensation of the Company’s named executive officers every three years.

Proposal No. 4 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2014. The voting results on the proposal were as follows:

For	Against	Abstain
6,698,776	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2014	SMG Indium RESOURCES LTD.

	By:	/s/ Alan C. Benjamin
	Name: Title:	Alan C. Benjamin Chief Executive Officer